EXHIBIT 10.1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is dated as of January 21, 2010, by and among World Heart Corporation, a Delaware corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”).

RECITALS

A.                                    The Company and each Purchaser is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act.

B.                                    Each Purchaser, severally and not jointly, wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, (i) that aggregate number of shares of the common stock (the “Common Stock”) of the Company, set forth below such Purchaser’s name on the signature page of this Agreement (which aggregate amount for all Purchasers together shall be 1,418,726 shares of Common Stock and shall be collectively referred to herein as the “Shares”), (ii) warrants, in substantially the form attached hereto as Exhibit A-1 (the “First Warrants”), to acquire up to that number of additional shares of Common Stock equal to 100% of the number of Shares purchased by such Purchaser on the Closing Date, set forth below such Purchaser’s on the signature page of this Agreement, and (iii) warrants, in substantially the form attached hereto as Exhibit A-2 (the “Second Warrants”, together with the First Warrants referred to herein as the “Warrants”), to acquire up to that number of additional shares of Common Stock equal to 100% of the number of shares purchased by such Purchaser on the Closing Date, set forth below such Purchaser’s name on the signature page of this Agreement (the shares of Common Stock issuable upon exercise of or otherwise pursuant to the Warrants collectively are referred to herein as the “Warrant Shares”).

C.                                    The Shares, the Warrants and the Warrant Shares collectively are referred to herein as the “Securities”.

D.                                    Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, substantially in the form attached hereto as Exhibit B (the “Registration Rights Agreement”), pursuant to which, among other things, the Company will agree to provide certain registration rights with respect to the Shares and the Warrant Shares under the Securities Act and the rules and regulations promulgated thereunder and applicable state securities laws.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers hereby agree as follows:

ARTICLE 1

DEFINITIONS

1.1                               Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“Action” means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or, to the Company’s Knowledge, threatened in writing (or otherwise) against the Company or any of their respective properties or any officer, director or employee of the Company acting in his or her capacity as an officer, director or employee before or by any federal, state, county, local or foreign court, arbitrator, governmental or administrative agency, regulatory authority, stock market, stock exchange or trading facility.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 144. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

“Agreement” shall have the meaning ascribed to such term in the Preamble.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“Closing” means the closing of the purchase by the Purchasers listed on Annex A hereto and sale by the Company of Shares and Warrants to such Purchasers pursuant to this Agreement on the Closing Date as provided in Section 2.1(a) hereof.

“Closing Bid Price” means, for any security as of any date, the last closing price for such security on the Principal Trading Market, as reported by Bloomberg.

“Closing Date” means the third (3rd) Trading Day after the date on which this Agreement has been executed and delivered by all parties hereto, unless on such date the conditions set forth in Sections 2.1, 2.2, 5.1 and 5.2 (other than those to be satisfied at the Closing) shall not have been satisfied or waived, in which case the Closing Date shall be on the third (3rd) Trading Day after the date on which the last to be satisfied or waived of the conditions set forth in Sections 2.1, 2.2, 5.1 and 5.2 (other than those to be satisfied at the Closing) shall have been satisfied or waived.

“Common Stock” has the meaning set forth in the Recitals, and also includes any securities into which the Common Stock may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt,

preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock or other securities that entitle the holder to receive, directly or indirectly, Common Stock.

“Company Counsel” means Cooley Godward Kronish LLP.

“Company Deliverables” has the meaning set forth in Section 2.2(a).

“Company’s Knowledge” means the actual knowledge of the executive officers (as defined in Rule 405 under the Securities Act) of the Company, after due inquiry.

“Control” (including the terms “controlling”, “controlled” by or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Disclosure Materials” has the meaning set forth in Section 3.1(h).

“Effective Date” means the date on which the initial Registration Statement required by Section 2(a) of the Registration Rights Agreement is first declared effective by the Commission.

“Effectiveness Deadline” means the date on which the initial Registration Statement is required to be declared effective by the Commission under the terms of the Registration Rights Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“GAAP” means U.S. generally accepted accounting principles, as applied by the Company.

“Intellectual Property” means all of the following: (i) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); (ii) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans and Internet domain names, together with all goodwill associated with each of the foregoing; (iii) copyrights and copyrightable works; (iv) registrations, applications and renewals for any of the foregoing; and (v) proprietary computer software (including but not limited to data, data bases and documentation).

“Irrevocable Transfer Agent Instructions” means, with respect to the Company, the Irrevocable Transfer Agent Instructions, in the form of Exhibit D, executed by the Company and delivered to and acknowledged in writing by the Transfer Agent.

“Lien” means any lien, charge, claim, encumbrance, security interest, right of first refusal, preemptive right or other restrictions of any kind.

“Material Adverse Effect” means a material adverse effect on (a) the results of operations, assets, liabilities, business, or financial condition of the Company and its

Subsidiaries, taken as a whole, or (b) the ability of the Company to perform its obligations under the Transaction Documents, except that any of the following, either alone or in combination, shall not be deemed a Material Adverse Effect:   (i) effects caused by changes or circumstances affecting general market conditions in the U.S. economy or which are generally applicable to the industry in which the Company operates, (ii) effects resulting from or relating to the announcement or disclosure of the sale of the Securities or other transactions contemplated by this Agreement, or (iii) effects caused by any event, occurrence or condition resulting from or relating to the taking of any action in accordance with this Agreement.

“Material Contract” means any contract of the Company or any of its Subsidiaries that has been filed or was required to have been filed as an exhibit to the SEC Reports pursuant to Item 601(b)(4) or Item 601(b)(10) of Regulation S-K.

“Material Permits” has the meaning set forth in Section 3.1(m).

“New York Courts” means the state and federal courts sitting in the City of New York, Borough of Manhattan.

“Outside Date” means February 21, 2010.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Principal Trading Market” means the Trading Market on which the Common Stock is primarily listed on and quoted for trading, which, as of the date of this Agreement and the Closing Date, shall be the Nasdaq Capital Market.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchase Price” means $5.15 per unit.

“Purchaser Deliverables” has the meaning set forth in Section 2.2(b).

“Registration Rights Agreement” has the meaning set forth in the Recitals.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Purchasers of the Registrable Securities (as defined in the Registration Rights Agreement).

“Required Approvals” has the meaning set forth in Section 3.1(e).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” has the meaning set forth in Section 3.1(h).

“Officer’s Certificate” has the meaning set forth in Section 2.2(a)(vii).

“Securities Act” means the Securities Act of 1933, as amended.

“Short Sales” include, without limitation, (i) all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and (ii) sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

“Subscription Amount” means with respect to each Purchaser, the aggregate amount to be paid for the Shares and the related Warrants purchased hereunder as indicated on such Purchaser’s signature page to this Agreement next to the heading “Aggregate Purchase Price (Subscription Amount)”.

“Subsidiary” means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body or, if there are no such voting interests, 50% or more of the equity interests of which is owned directly or indirectly by the Company.

“Trading Affiliate” has the meaning set forth in Section 3.2(h).

“Trading Day” means a day on which the Common Stock is listed or quoted and traded on its Principal Trading Market.

“Trading Market” means whichever of the New York Stock Exchange, the American Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or the OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, the schedules and exhibits attached hereto, the Warrants, the Registration Rights Agreement, the Irrevocable Transfer Agent Instructions and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Mellon Investor Services LLC, or any successor transfer agent for the Company.

“Warrants” has the meaning set forth in the Recitals to this Agreement.

ARTICLE 2

PURCHASE AND SALE

2.1                               Closing.

(a)                          Amount. Subject to the terms and conditions set forth in this Agreement, at the Closing, the Company shall issue and sell to each Purchaser listed on Annex A hereto, and each Purchaser listed on Annex A hereto shall, severally and not jointly, purchase from the Company, such number of Shares of Common Stock equal to the quotient resulting from dividing (i) the aggregate purchase price for such Purchaser, as indicated below such Purchaser’s name on the signature page of this Agreement (the “Subscription Amount”) by (ii) the Purchase Price. In addition, each Purchaser listed on Annex A hereto shall receive a First Warrant to purchase a number of Warrant Shares equal to 100% of the number of Shares purchased by such Purchaser on the Closing Date and a Second Warrant to purchase a number of Warrant Shares equal to 100% of the number of Shares purchased by the Purchaser on the Closing Date, as indicated below such Purchaser’s name on the signature page to this Agreement. The First Warrants shall have an exercise price equal to $4.90 per Warrant Share, and the Second Warrants shall have an exercise price equal to $4.90 per Warrant Share.

(b)                          Closing. The Closing of the purchase and sale of the Shares and Warrants shall take place at the offices of Company Counsel, 3175 Hanover Street, Palo Alto, California on the Closing Date or at such other locations or remotely by facsimile transmission or other electronic means as the parties may mutually agree.

(c)                          Form of Payment. Unless alternative arrangements are agreed to with a particular Purchaser, on the Closing Date, (i) each Purchaser listed on Annex A hereto shall wire its Subscription Amount, in United States dollars and in immediately available funds, in the amount set forth as the “Aggregate Purchase Price (Subscription Amount)” indicated below such Purchaser’s name on the applicable signature page hereto by wire transfer to the Company’s account, as set forth in instructions previously provided to the Purchasers, (ii) the Company shall irrevocably instruct the Transfer Agent to deliver to each Purchaser listed on Annex A hereto one or more stock certificates, free and clear of all restrictive and other legends except as expressly provided in Section 4.1(b) hereof, evidencing the number of Shares such Purchaser is purchasing as is set forth on such Purchaser’s signature page to this Agreement next to the heading “Number of Shares to be Acquired”, within three (3) Business Days after the Closing, (iii) the Company shall issue to each Purchaser listed on Annex A hereto a First Warrant pursuant to which such Purchaser shall have the right to acquire such number of Warrant Shares as is set forth on such Purchaser’s signature page to this Agreement next to the heading “Underlying Shares Subject to First Warrant”, and (iv) the Company shall issue to each Purchaser listed on Annex A hereto a Second Warrant pursuant to which such Purchaser shall have the right to acquire such number of Warrant Shares as is set forth on such Purchaser’s signature page to this Agreement next to the heading “Underlying Shares Subject to Second Warrant”, in the case of clauses (ii), (iii) and (iv), duly executed on behalf of the Company and registered in the name of such Purchaser.

2.2                               Closing Deliveries. (a) On or prior to the Closing with respect to the Purchasers listed on Annex A hereto the Company shall issue, deliver or cause to be delivered to each such Purchaser the following (the “Company Deliverables”):

(i)                                    this Agreement, duly executed by the Company;

(ii)                                unless alternative arrangements are agreed to with a particular Purchaser, facsimile copies of one or more stock certificates, free and clear of all restrictive and other legends except as provided in Section 4.1(b) hereof, evidencing the Shares subscribed for by such Purchaser hereunder, registered in the name of such Purchaser as set forth on the Stock Certificate Questionnaire included as Exhibit C-2 hereto (the “Stock Certificates”), with the original Stock Certificates delivered within three (3) Business Days of Closing;

(iii)                            a First Warrant, executed by the Company and registered in the name of such Purchaser as set forth on the Stock Certificate Questionnaire included as Exhibit C-2 hereto, pursuant to which such Purchaser shall have the right to acquire such number of Warrant Shares equal to 100% of the number of Shares purchased by such Purchaser on the Closing Date, on the terms set forth therein;

(iv)                               a Second Warrant, executed by the Company and registered in the name of such Purchaser as set forth on the Stock Certificate Questionnaire included as Exhibit C-2 hereto, pursuant to which such Purchaser shall have the right to acquire such number of Warrant Shares equal to 100% of the number of Shares purchased by such Purchaser on the Closing Date, on the terms set forth therein;

(v)                                   the Registration Rights Agreement, duly executed by the Company;

(vi)                               duly executed Irrevocable Transfer Agent Instructions acknowledged in writing by the Transfer Agent;

(vii)                           a certificate of the Company (the “Officer’s Certificate”), dated as of the Closing Date, (a) certifying the resolutions adopted by the Board of Directors of the Company or a duly authorized committee thereof approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Securities and the reservation for issuance of the Warrant Shares, (b) certifying the current versions of the Certificate of Incorporation, as amended, and bylaws of the Company (c) certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company, in the form attached hereto as Exhibit E and (d) certifying good standing certificates with respect to the Company and its Subsidiary World Hearts Inc. from the Secretary of State of the State of Delaware, dated a recent date before the Closing Date;

(viii)                       the Compliance Certificate referred to in Section 5.1(g).

(b)                          On or prior to the Closing with respect to the Purchasers listed on Annex A hereto each such Purchaser shall deliver or cause to be delivered to the Company the following (the “Purchaser Deliverables”):

(i)                                    this Agreement, duly executed by such Purchaser;

(ii)                                its Subscription Amount, in United States dollars and in immediately available funds, in the amount set forth as the “Aggregate Purchase Price (Subscription Amount)” indicated below such Purchaser’s name on the applicable signature page hereto by wire transfer to the Company’s account as previously provided to the Purchasers;

(iii)                            the Registration Rights Agreement, duly executed by such Purchaser;

(iv)                               a fully completed and duly executed Selling Stockholder Questionnaire in the form attached as Annex B to the Registration Rights Agreement; and

(v)                                   a fully completed and duly executed Accredited Investor Questionnaire and Stock Certificate Questionnaire in the forms attached hereto as Exhibits C-1 and C-2, respectively.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

3.1                               Representations and Warranties of the Company. The Company hereby represents and warrants as of the date hereof and the Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date), to each of the Purchasers that, except as set forth in the Schedules delivered herewith or disclosed in the SEC Reports:

(a)                          Subsidiaries. Except as disclosed in the SEC Reports, the Company does not have any direct and indirect Subsidiaries.

(b)                          Organization and Qualification. The Company and each Subsidiary is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its respective incorporation, with the requisite corporate power and authority to own or lease and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any of its Subsidiaries is in violation of any of the provisions of its respective Certificate of Incorporation or bylaws, or other organizational documents, as applicable. The Company and each Subsidiary is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have a Material Adverse Effect.

(c)                          Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents to which the Company is a party and the consummation by it of the transactions contemplated hereby and thereby (including, but not limited to, the sale and delivery of the Shares and the Warrants and the reservation for issuance and the subsequent issuance of the Warrant Shares upon exercise of the Warrants) have been duly authorized by all necessary corporate action on the part of the Company, and no further corporate action is required by the Company, its Board of Directors or its stockholders in connection therewith, other than in connection with the Required Approvals to be obtained, made, filed or given by the Company after the Closing pursuant to Section 4 hereof or the Registration Rights Agreement. Each of the Transaction Documents to

which it is a party has been (or upon delivery will have been) duly executed by the Company and is, or when delivered in accordance with the terms hereof, will constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.  Except as disclosed in the SEC Reports, there are no stockholder agreements, voting agreements, or other similar arrangements with respect to the Company’s capital stock to which the Company is a party or, to the Company’s Knowledge, between or among any of the Company’s stockholders.

(d)                          No Conflicts. The execution, delivery and performance by the Company of the Transaction Documents to which it is a party and the consummation by the Company of the transactions contemplated hereby or thereby (including, without limitation, the issuance of the Shares and Warrants and the reservation for issuance and issuance of the Warrant Shares pursuant to the Warrants) do not and will not (i) conflict with or violate any provisions of the Company’s Certificate of Incorporation or bylaws or otherwise result in a violation of the organizational documents of the Company or any Subsidiary, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any Material Contract or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or any of its Subsidiaries is subject (including federal, state and applicable foreign securities laws and regulations and the rules and regulations, assuming the correctness of the representations and warranties made by the Purchasers herein, of any self regulatory organization to which the Company or its securities are subject, including all applicable Trading Markets), or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except in the case of clause (iii) such as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(e)                          Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents (including the issuance of the Securities and reservation for issuance of the Warrant Shares pursuant to the Warrants), other than (i) the filing with the Commission of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, (ii) filings required by applicable state securities laws, (iii) the filing of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act, (iv) the filing of any requisite notices and/or application(s) to the Principal Trading Market for the issuance and sale of the Shares and the Warrants, and the issuance of the Warrant Shares upon exercise of the Warrants, and the listing of the Shares and the Warrant Shares for trading or quotation, as the case may be, thereon in the time and manner required thereby and (v) those that have been made or obtained prior to the date of this Agreement (collectively, the “Required Approvals”).

(f)                            Issuance of the Securities. The Shares have been duly authorized and, when issued and paid for in accordance with the terms of the Transaction Documents, will be duly and validly issued, fully paid and nonassessable and free and clear of all Liens, other than restrictions on transfer provided for in the Transaction Documents or imposed by applicable securities laws, and shall not be subject to preemptive or similar rights. The Warrants have been duly authorized and, when issued and paid for in accordance with the terms of the Transaction Documents, will be duly and validly issued, free and clear of all Liens, other than restrictions on transfer provided for in the Transaction Documents or imposed by applicable securities laws, and shall not be subject to preemptive or similar rights of stockholders. The Warrant Shares issuable upon exercise of the Warrants have been duly authorized and, when issued and paid for in accordance with the terms of the Transaction Documents and the Warrants will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens, other than restrictions on transfer provided for in the Transaction Documents or imposed by applicable securities laws, and shall not be subject to preemptive or similar rights of stockholders. Assuming the accuracy of the representations and warranties of the Purchasers in this Agreement, the Warrants, the Shares and the Warrant Shares will be issued in compliance with all applicable federal and state securities laws. As of the Closing Date, the Company shall have reserved from its duly authorized capital stock not less than the maximum number of shares of Common Stock issuable upon exercise of the Warrants (without taking into account any limitations on the exercise of the Warrants set forth in the Warrants). The Company shall, so long as any of the Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued capital stock, solely for the purpose of effecting the exercise of the Warrants, the number of shares of Common Stock issuable upon exercise of the Warrants (without taking into account any limitations on the exercise of the Warrants set forth in the Warrants).

(g)                         Capitalization. The number of shares and type of all authorized, issued and outstanding capital stock, options and other securities of the Company (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock of the Company) has been set forth in the SEC Reports and has changed since the date set forth in such SEC Reports only to reflect stock option exercises and grants and warrant exercises that have not, individually or in the aggregate, had a material effect on the issued and outstanding capital stock, options and other securities and have not otherwise been required to be reported by the Company under the Exchange Act. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable, have been issued in compliance in all material respects with all applicable federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase any capital stock of the Company.  Except as set forth in the SEC Reports: (i) no shares of the Company’s capital stock are subject to preemptive rights or any other similar rights or any Liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company; (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing indebtedness of the Company or by which the Company is or may become bound; (iv) there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company; (v) there are no agreements or arrangements under which the Company is obligated to register the sale of any of their securities under the Securities Act (except the Registration Rights Agreement); (vi) there are no outstanding securities or instruments of the Company or which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to redeem a security of the Company; (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (viii) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (ix) the Company has no liabilities or obligations required to be disclosed in the SEC Reports but not so disclosed in the SEC Reports, other than those incurred in the ordinary course of the Company’s business and which, individually or in the aggregate, do not or would not have a Material Adverse Effect.

(h)                         SEC Reports and Disclosure. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for twelve (12) months preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports” and together with this Agreement and the Schedules to this Agreement (if any), the “Disclosure Materials”), on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. To the Company’s Knowledge, no event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, operations or financial condition, which, under applicable law, rule or regulation requires the filing of a Form 8-K after the Closing, or otherwise requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed (other than the transactions contemplated by the Transaction Documents). As of their respective filing dates, or to the extent corrected by a subsequent amendment, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  None of the representations, warranties, or covenants in this Agreement, the Warrants or any other Transaction Documents, or other disclosures made to the Purchasers in connection with the transactions contemplated by this Agreement, the Warrants and the other Transaction Documents, when taken together, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

(i)                            Financial Statements. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries taken as a whole as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. Each of the Material Contracts to which the Company or any of its Subsidiaries is a party or to which the property or assets of the Company or any of its Subsidiaries is subject has been filed as an exhibit to the SEC Reports.

(j)                            Tax Matters. The Company and its Subsidiaries (i) have prepared and filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which they are subject, (ii) have paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith, with respect to which adequate reserves have been set aside on the books of the Company and its Subsidiaries and (iii) have set aside on the books of the Company and its Subsidiaries provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply, except, in the case of clauses (i) and (ii) above, where the failure to so pay or file any such tax, assessment, charge or return would not have a Material Adverse Effect.

(k)                        Material Changes. Since the date of the latest financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports, (i) there have been no events, occurrences or developments that have had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (ii) the Company and its Subsidiaries have not incurred any material liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or to be disclosed in filings made with the Commission, (iii) the Company has not materially altered its method of accounting or the manner in which it keeps its accounting books and records, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock (other than in connection with repurchases of unvested stock issued to employees of the Company), (v) the Company has not issued any equity securities to any officer, director or Affiliate, except Common Stock issued in the ordinary course as dividends pursuant to existing Company stock option or stock purchase plans or executive and director corporate arrangements disclosed in the SEC Reports and (vi) there has not been any material change or amendment to, or any waiver of any material right under, any Material Contract under which the Company or any of its assets is bound or subject. Except for the issuance of the Securities contemplated by this Agreement, no event, liability or development has occurred or exists with respect to the Company or its business, properties, operations or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made that has not been publicly disclosed at least one Trading Day prior to the date that this representation is made.

(l)                            Litigation. Except as disclosed in the SEC Reports, there is no Action which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities, (ii) involves a claim of material violation of or material liability under any federal, state, local or foreign laws governing the Company’s and its Subsidiaries operations, including without limiting the generality of the foregoing, laws regulating the protection of human health, including without limiting the generality of the foregoing, laws relating to the manufacture, processing, packaging, labeling, marketing, distribution, use, inspection, treatment, storage, disposal, transport or handling of the Company’s and its Subsidiaries’ products, and regulated or hazardous substances, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder, all as may be in effect from time to time and all successors, replacements and expansions thereof, (iii) involves injury to or death of any person arising from or relating to any of the Company’s or its Subsidiaries’ products, or (iv) could, if there were an unfavorable decision, individually or in the aggregate, have a Material Adverse Effect. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act.

(m)                      Regulatory Matters.

(i)                                    The Company and its Subsidiaries are in compliance, in all material respects, with all applicable laws administered or issued by the United States Food and Drug Administration (the “FDA”) or the similar governmental entity in any applicable jurisdiction (together with the FDA, the “Regulating Authority”).

(ii)                                The Company and its Subsidiaries have obtained all necessary and applicable exemptions, approvals, clearances, authorizations, licenses and registrations required by Regulating Authorities to permit the development, manufacture, pre-clinical and clinical testing of its products, if any, as presently conducted in jurisdictions where the Company and its Subsidiaries currently conduct such activities.   The Company and its Subsidiaries have properly registered any human clinical trials to the extent required by applicable law.

(iii)                            All preclinical and clinical studies conducted by or (to the Company’s Knowledge) for the Company and its Subsidiaries (i) have been conducted in accordance with recognized good clinical and good laboratory practices in all material respects, and (ii) are in compliance with applicable laws administered or promulgated by the Regulating Authority regarding preclinical and clinical studies in all material respects.

(iv)                               There have been no recalls ordered or adverse regulatory actions taken (or, to the Company’s Knowledge, threatened) by the FDA or any other Regulating Authority with respect to any of the products of the Company and its Subsidiaries, if any, including any facilities where any such products are manufactured, processed, packaged or stored by the Company and its Subsidiaries.

(v)                                   No false information or significant omission has been made in any products application or products-related submission to the Regulating Authority by or, to the Company’s Knowledge, on behalf of the Company and its Subsidiaries.

(n)                         Title to Assets. The Company and its Subsidiaries have good and marketable title in fee simple to all real property owned by them as set forth in the SEC Reports.

The Company and its Subsidiaries have good and marketable title to all tangible personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries. Any real property and facilities held under lease by the Company or its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

(o)                          Intellectual Property.

(i)                                    All Intellectual Property of the Company and its Subsidiaries is currently in compliance with all legal requirements (including timely filings, proofs and payments of fees).  No Intellectual Property of the Company or its Subsidiaries which is necessary for the conduct of the Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted has been or is now involved in any cancellation, dispute or litigation, and, to the Company’s Knowledge, no such action is threatened.  No patent of the Company or its Subsidiaries has been or is now involved in any interference, reissue, re-examination or opposition proceeding.

(ii)                                All of the licenses and sublicenses and consent, royalty or other agreements concerning Intellectual Property which are necessary for the conduct of the Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted to which the Company or any Subsidiary is a party or by which any of their assets are bound (other than generally commercially available, non-custom, off-the-shelf software application programs having a retail acquisition price of less than $10,000 per license) (collectively, “License Agreements”) are valid and binding obligations of the Company or its Subsidiaries that are parties thereto and, to the Company’s Knowledge, the other parties thereto, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally, and there exists no event or condition which will result in a material violation or breach of or constitute (with or without due notice or lapse of time or both) a default by the Company or any of its Subsidiaries under any such License Agreement.

(iii)                            To the Company’s Knowledge, the Company and its Subsidiaries own or have the valid right to use all of the Intellectual Property that is necessary for the conduct of the Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted and for the ownership, maintenance and operation of the Company’s and its Subsidiaries’ properties and assets, free and clear of all liens, encumbrances, adverse claims or obligations to license all such owned Intellectual Property, other than licenses entered into in the ordinary course of the Company’s and its Subsidiaries’ businesses.  To the Company’s Knowledge, the Company and its Subsidiaries have a valid and enforceable right to use all third party Intellectual Property used or held for use in the respective businesses of the Company and its Subsidiaries.

(iv)                               To the Company’s Knowledge, the conduct of the Company’s and its Subsidiaries’ businesses as currently conducted does not infringe or otherwise impair or conflict with (collectively, “Infringe”) any Intellectual Property rights of any third party or any confidentiality obligation owed to a third party, and, to the Company’s Knowledge, the Intellectual Property of the Company and its Subsidiaries which are necessary for the conduct of the Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted are not being Infringed by any third party.  There is no litigation or order pending or outstanding or, to the Company’s Knowledge, threatened or imminent, that seeks to limit or challenge or that concerns the ownership, use, validity or enforceability of any Intellectual Property of the Company and its Subsidiaries and the Company’s and its Subsidiaries’ use of any Intellectual Property owned by a third party, and, to the Company’s Knowledge, there is no valid basis for the same.

(v)                                   The consummation of the transactions contemplated hereby and by the other Transaction Documents will not result in the alteration, loss, impairment of or restriction on the Company’s or any of its Subsidiaries’ ownership or right to use any of the Intellectual Property which is necessary for the conduct of Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted.

(vi)                               The Company and its Subsidiaries have taken reasonable steps to protect the Company’s and its Subsidiaries’ rights in their Intellectual Property.  Each employee, consultant and contractor who has had access to confidential information which is necessary for the conduct of Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted has executed an agreement to maintain the confidentiality of such confidential information and has executed appropriate agreements that are substantially consistent with the Company’s standard forms thereof.  Except under confidentiality obligations, there has been no material disclosure of any of the Company’s or its Subsidiaries’ confidential information to any third party.

(p)                          Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2 of this Agreement and the accuracy of the information disclosed in the Accredited Investor Questionnaires, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers under the Transaction Documents.

(q)                          Registration Rights. Other than each of the Purchasers, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company other than those securities which are currently registered on an effective registration statement on file with the Commission.

(r)                          No Directed Selling Efforts or General Solicitation. Neither the Company, nor any Person acting on behalf of the Company has conducted any “general solicitation” or “general advertising” (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities.

(s)                          No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, neither the Company nor any Person acting on its behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company of the Securities as contemplated hereby or (ii) cause the offering of the Securities pursuant to the Transaction Documents to be integrated with prior offerings by the Company or aggregated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions, including, without limitation, under the rules and regulations of any Trading Market on which any of the securities of the Company are listed or designated.

(t)                            Listing and Maintenance Requirements. The Company’s Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to terminate the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. Except as set forth in the SEC Reports, the Company has not, in the 12 months preceding the date hereof, received written or oral notice from any Trading Market on which the Common Stock is or has been listed or quoted or from the Financial Industry Regulatory Authority to the effect that the Company is not in compliance with the listing or maintenance requirements of any such Trading Market. Except as set forth in the SEC Reports, the Company is in compliance in all material respects with the listing and maintenance requirements for continued trading of the Common Stock on the Principal Trading Market.  The issuance and sale of the Securities under this Agreement does not contravene the rules and regulations of the Principal Trading Market, and no approval of the stockholders of the Company thereunder is required for the Company to issue and deliver the Securities to the Purchasers.

(u)                         Investment Company. The Company is not required to be registered as, and is not an Affiliate of, and immediately following the Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(v)                           Transactions with Affiliates.  Except as disclosed in the SEC Reports or as contemplated by this Agreement, none of the officers or directors of the Company and, to the Company’s Knowledge, none of the employees of the Company or any Subsidiary or stockholders of the Company holding 5% or more of the outstanding voting securities of the Company is presently a party to any material transaction with the Company or any Subsidiary (other than, in the case of officers, directors and employees of the Company, as holders of stock options or warrants in consideration for services as employees, officers or directors, as applicable), including, without limitation, any material contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or employee or, to the Company’s Knowledge, any entity in which any officer, director or any employee has a substantial interest or is an officer, director, trustee or partner.

(w)                        Sarbanes-Oxley Act.  The Company is in compliance in all material respects with applicable requirements of the Sarbanes-Oxley Act of 2002 and applicable rules and regulations promulgated by the Commission thereunder.

(x)                          Disclosure Controls and Procedures.  The Company has established and maintains disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) that are effective in all material respects to ensure that material information relating to the Company, including its Subsidiaries, is made known to its chief executive officer and chief financial officer by others within those entities.  The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of December 31, 2008.  The Company presented in its Annual Report on Form 10-K for the fiscal year ended December 31, 2008 the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of December 31, 2008.  Since December 31, 2008, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Exchange Act) or, to the Company’s Knowledge, in other factors that could significantly affect the Company’s internal controls, except as disclosed in the SEC Reports.

3.2                               Representations and Warranties of the Purchasers. Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants as of the date hereof and as of the Closing Date in the case of the Purchasers listed on Annex A hereto to the Company as follows:

(a)                          Organization; Authority. Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder. The execution, delivery and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or, if such Purchaser is not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Purchaser. Each of this Agreement and the Registration Rights Agreement has been (or upon delivery will have been) duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(b)                          No Conflicts. The execution, delivery and performance by such Purchaser of this Agreement and the Registration Rights Agreement and the consummation by such Purchaser of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Purchaser, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Purchaser is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Purchaser to perform its obligations hereunder.

(c)                          Investment Intent. Such Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities and, upon exercise of the Warrants, will acquire the Warrant Shares issuable upon exercise thereof as principal for its own account and not with a view to, or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities laws,  provided, however, that by making the representations herein, such Purchaser does not agree to hold any of the Securities for any minimum period of time and reserves the right, subject to the provisions of this Agreement and the Registration Rights Agreement, at all times to sell or otherwise dispose of all or any part of such Securities, including, without limitation, the Warrant Shares, pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws. Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Such Purchaser does not presently have any agreement, plan or understanding, directly or indirectly, with any Person to distribute or effect any distribution of any of the Securities (or any securities which are derivatives thereof) to or through any person or entity; such Purchaser is not a registered broker-dealer under Section 15 of the Exchange Act or an entity engaged in a business that would require it to be so registered as a broker-dealer.

(d)                          Purchaser Status. At the time such Purchaser was offered the Securities, it was, and at the date hereof it is, and on each date on which it exercises the Warrants it will be, an “accredited investor” as defined in Rule 501(a) under the Securities Act.

(e)                          General Solicitation. Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement.

(f)                            Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(g)                         Access to Information. Such Purchaser acknowledges that it has had the opportunity to review the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser’s right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company’s representations and warranties contained in the Transaction Documents. Such Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision with respect to its acquisition of the Securities.

(h)                         Certain Trading Activities. Other than with respect to the transactions contemplated herein, since the time that such Purchaser was first contacted by the Company or any other Person regarding the transactions contemplated hereby, neither the Purchaser nor, to the knowledge of such Purchaser, any Affiliate of such Purchaser which (x) had knowledge of the transactions contemplated hereby, (y) has knowledge or shares discretion relating to such Purchaser’s investments or trading or information concerning such Purchaser’s investments, including in respect of the Securities, and (z) is subject to such Purchaser’s review or input concerning such Affiliate’s investments or trading (collectively, “Trading Affiliates”) has directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser or Trading Affiliate, effected or agreed to effect any transactions in the securities of the Company (including, without limitation, any Short Sales involving the Company’s securities). Notwithstanding the foregoing, in the case of a Purchaser and/or Trading Affiliate that is, individually or collectively, a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s or Trading Affiliate’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s or Trading Affiliate’s assets, the representation set forth above shall apply only with respect to the portion of assets managed by the portfolio manager that have knowledge about the financing transaction contemplated by this Agreement. Other than to other Persons (a) party to this Agreement or (b) advising such Purchaser in relation to the Transaction Documents and the transactions contemplated herein and therein, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

(i)                            Brokers and Finders. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or any Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Purchaser.

(j)                            Independent Investment Decision. Such Purchaser has independently evaluated the merits of its decision to purchase Securities pursuant to the Transaction Documents, and such Purchaser confirms that it has not relied on the advice of any other Purchaser’s business and/or legal counsel in making such decision. Such Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Purchaser in connection with the purchase of the Securities constitutes legal, tax or investment advice. Such Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities.

(k)                        Reliance on Exemptions. Such Purchaser understands that the Securities being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Securities.

(l)                            No Governmental Review. Such Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(m)                      Regulation M. Such Purchaser is aware that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Common Stock and other activities with respect to the Common Stock by the Purchasers.

(n)                         Residency. Such Purchaser’s principal executive offices are in the jurisdiction set forth immediately below such Purchaser’s name on the applicable signature page attached hereto.

The Company and each of the Purchasers acknowledge and agree that no party to this Agreement has made or makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Article III and the Transaction Documents.

ARTICLE 4

OTHER AGREEMENTS OF THE PARTIES

4.1                               Transfer Restrictions.

(a)                          Compliance with Laws. Notwithstanding any other provision of this Article 4, each Purchaser covenants that the Securities may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state and federal securities laws. In connection with any transfer of the Securities other than (i) pursuant to an effective registration statement, (ii) to the Company, (iii) to an Affiliate of a Purchaser, (iv) pursuant to Rule 144 (provided that the Purchaser provides the Company with reasonable assurances (in the form of seller and broker representation letters) that the securities may be sold pursuant to such rule) or Rule 144A, (v) pursuant to Rule 144 without restriction following the applicable holding period or (vi) in connection with a bona fide pledge, the Company may require an opinion of counsel reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act (the reasonable fees of such counsel to be borne by the Company). As a condition of any such transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement and the Registration Rights Agreement.

(b)                          Legends. Certificates evidencing the Securities shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form until such time as they are not required under Section 4.1(c) (and a stock transfer order may be placed against transfer of the certificates for the Securities in violation of this Agreement):

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED EXCEPT AS PROVIDED BY SECTION 4 OF THAT CERTAIN SECURITIES PURCHASE AGREEMENT, DATED AS OF JANUARY 21, 2010, BY AND AMONG WORLD HEART CORPORATION AND EACH PURCHASER IDENTIFIED ON THE SIGNATURE PAGES THERETO.

In addition, if any Purchaser is an Affiliate of the Company, certificates evidencing the Securities issued to such Purchaser shall bear a customary “affiliates” legend.

(c)                          Removal of Legends. The legend set forth in Section 4.1(b) above shall be removed and the Company shall issue a certificate without such legend or any other legend to the holder of the applicable Securities upon which it is stamped or issue the applicable Securities without such a legend or any other legend to such holder by electronic delivery at the applicable balance account at DTC, if (i) such Securities are sold pursuant to an effective Registration Statement and the Purchaser has delivered a signed and completed Purchaser’s Certificate of Subsequent Sale in substantially the form of Exhibit G attached hereto (the “Certificate of Sale” ) with respect to such Securities, (ii) such Securities are sold or transferred pursuant to Rule 144 (if the transferor is not an Affiliate of the Company), or (iii) such Securities are eligible for sale under Rule 144 without restriction. Any fees (with respect to the Transfer Agent, Company Counsel or otherwise) associated with the removal of such legend shall be borne by the Company. Following such time as a legend is no longer required for certain Securities, the Company will no later than three (3) Trading Days following the delivery by a Purchaser to the Company or the Transfer Agent (with notice to the Company) of a legended certificate representing such Securities (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer), deliver or cause to be delivered to the transferee of such Purchaser or such Purchaser, as applicable, a certificate representing such Securities that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4.1. Certificates for Shares or Warrant Shares subject to legend removal hereunder may be transmitted by the Transfer Agent to the Purchasers, as applicable, by crediting the account of the transferee’s Purchaser’s prime broker with DTC.  If (1) a certificate representing the Shares or Warrant Shares is not delivered to the Purchaser within three (3) Trading Days after receipt by the Company or the Transfer Agent of all documents necessary for the removal of the legend set forth above, including, but not limited to the signed and completed Certificate of Sale and (2) prior to the time such certificate is received by the Purchaser, the Purchaser, or any third party on behalf of the Purchaser or for the Purchaser’s account, purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Purchaser of shares represented by such certificate (a “Buy-In”), then the Company shall pay in cash to the Purchaser (for costs incurred either directly by such Purchaser or on behalf of a third party) the amount by which the total purchase price paid for Common Stock as a result of the Buy-In (including brokerage commissions, if any) exceeds the proceeds received by such Purchase as a result of the sale to which such Buy-In relates.  The Purchaser shall provide the Company written notice indicating the amounts payable to the Purchaser in respect of the Buy-In.

(d)                          Irrevocable Transfer Agent Instructions. The Company shall issue irrevocable instructions to its Transfer Agent, and any subsequent transfer agent, in the form of Exhibit D attached hereto (the “Irrevocable Transfer Agent Instructions”). The Company represents and warrants that no instruction other than the Irrevocable Transfer Agent Instructions or instructions consistent therewith will be given by the Company to its transfer agent in connection with this Agreement, and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement, the other Transaction Documents and applicable law. The Company acknowledges that a breach by it of its obligations under this Section 4.1(d) will cause irreparable harm to a Purchaser. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 4.1(d) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 4.1(d), that a Purchaser shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

(e)                          Acknowledgement. Each Purchaser hereunder acknowledges its primary responsibilities under the Securities Act and accordingly will not sell or otherwise transfer the Warrants, Shares, the Warrant Shares or any interest therein without complying with the requirements of the Securities Act. While the Registration Statement remains effective, each Purchaser hereunder may sell the Shares and Warrant Shares in accordance with the plan of distribution contained in the Registration Statement and, if it does so, it will comply therewith and with the related prospectus delivery requirements unless an exemption therefrom is available. Each Purchaser, severally and not jointly with the other Purchasers, agrees that if it is notified by the Company in writing at any time that the Registration Statement registering the resale of the Shares or the Warrant Shares is not effective or that the prospectus included in such Registration Statement no longer complies with the requirements of Section 10 of the Securities Act, the Purchaser will refrain from selling such Shares and Warrant Shares until such time as the Purchaser is notified by the Company that such Registration Statement is effective or such prospectus is compliant with Section 10 of the Securities Act, unless such Purchaser is able to, and does, sell such Shares or Warrant Shares pursuant to an available exemption from the registration requirements of Section 5 of the Securities Act.

4.2                               Reservation of Common Stock. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance from and after the Closing Date, no less than the maximum number of shares of Common Stock issuable upon exercise of the Warrants issued at the Closing.  On the Closing Date, the Company will notify the Transfer Agent of the reservation of the Warrant Shares as required by this Section 4.2.

4.3                               Furnishing of Information. In order to enable the Purchasers to sell the Securities under Rule 144 of the Securities Act, for a period of one (1) year from the Closing Date, the Company shall use its commercially reasonable efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. During such one (1) year period, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell the Securities under Rule 144.

4.4                               Form D and Blue Sky. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Purchaser who requests a copy in writing promptly after such filing. The Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Purchasers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Purchasers who request in writing such evidence on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

4.5                               No Integration. The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers, or that will be integrated or aggregated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

4.6                               Listing of Securities. In the time and manner required by the Principal Trading Market, the Company shall prepare and file with such Trading Market an additional shares listing application covering all of the Shares and Warrant Shares and shall use its commercially reasonable efforts to take all steps necessary to maintain, so long as any other shares of Common Stock shall be so listed, such listing.

4.7                               Use of Proceeds. The Company intends to use the net proceeds from the sale of the Securities hereunder for working capital and general corporate purposes.

4.8                               Dispositions and Confidentiality After The Date Hereof. Each Purchaser shall not, and shall cause its Trading Affiliates not to, prior to the effectiveness of the Registration Statement:   (a) sell, offer to sell, solicit offers to buy, dispose of, loan, pledge or grant any right with respect to (collectively, a “Disposition”) the Securities; or (b) engage in any hedging or other transaction which is designed or could reasonably be expected to lead to or result in a Disposition of the Securities by such Purchaser or an Affiliate. In addition, Purchaser agrees that for so long as it owns any Common Stock, it will not enter into any short sale of Shares executed at a time when the Purchaser has no equivalent offsetting long position in the Common Stock. For purposes of determining whether the Purchaser has an equivalent offsetting long position in the Common Stock, shares that the Purchaser is entitled to receive within sixty (60) days (whether pursuant to contract or upon conversion or exercise of convertible securities) will be included as if held long by the Purchaser. Such Purchaser covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with it will engage in any transactions in the Company’s securities (including, without limitation, any Short Sales involving the Company’s securities) during the period from the date hereof until the earlier of such time as (i) the transactions contemplated by this Agreement are first publicly announced or (ii) this Agreement is terminated in full pursuant to Section 6.17. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall apply only with respect to the portion of assets managed by the portfolio managers that have knowledge about the financing transaction contemplated by this Agreement. Each Purchaser understands and acknowledges, severally and not jointly with any other Purchaser, that the Commission currently takes the position that covering a short position established prior to effectiveness of a resale registration statement with shares included in such registration statement would be a violation of Section 5 of the Securities Act, as set forth in Item 65, Section 5 under Section A, of the Manual of Publicly Available Telephone Interpretations, dated July 1997, compiled by the Office of Chief Counsel, Division of Corporation Finance.

ARTICLE 5

CONDITIONS PRECEDENT TO CLOSING

5.1                               Conditions Precedent to the Obligations of the Purchasers to Purchase Securities at the Closing. The obligation of each Purchaser listed on Annex A hereto to acquire Securities at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by such Purchaser (as to itself only):

(a)                          Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects (except for those representations and warranties which are qualified as to materiality, in which case such representations and warranties shall be true and correct in all respects) as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date, except for such representations and warranties that speak as of a specific date.

(b)                          Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing.

(c)                          No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d)                          Consents. The Company shall have obtained in a timely fashion any and all consents, permits, approvals, registrations and waivers necessary for consummation of the purchase, sale and issuance of the Securities at the Closing (including all Required Approvals and any consents, permits, approvals, registrations and waivers required under applicable Canadian law), all of which shall be and remain so long as necessary in full force and effect.  The Company shall have filed with the Principal Trading Market an additional shares listing application covering all of the Shares and the Warrants Shares.

(e)                          No Suspensions of Trading in Common Stock; Listing. The Common Stock (i) shall be designated for quotation or listed on the Principal Trading Market and (ii) shall not have been suspended, as of the Closing Date, by the Commission or the Principal Trading Market from trading on the Principal Trading Market.

(f)                            Company Deliverables. The Company shall have delivered the Company Deliverables in accordance with Section 2.2(a).

(g)                         Compliance Certificate. The Company shall have delivered to each Purchaser a certificate, dated as of the Closing Date and signed by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in Sections 5.1(a), (b) and (d) in the form attached hereto as Exhibit F.

(h)                         Termination. This Agreement shall not have been terminated as to any Purchaser in accordance with Section 6.17 herein, and the Company shall have received aggregate proceeds at the Closing of not less than Six Million Dollars ($6,000,000).

(i)                            Legal Opinion. The Purchasers shall have received an opinion of Company Counsel to the Company in a customary form reasonably acceptable to the Purchasers.

5.2                               Conditions Precedent to the Obligations of the Company to sell Securities at the Closing. The Company’s obligation to sell and issue the Securities to each Purchaser listed on Annex A hereto at the Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

(a)                          Representations and Warranties. The representations and warranties made by such Purchaser in Section 3.2 hereof shall be true and correct in all material respects as of the date of this Agreement, and as of the Closing Date as though made on and as of the Closing Date, except for representations and warranties that speak as of a specific date.

(b)                          Performance. Such Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Purchaser at or prior to the Closing Date.

(c)                          No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d)                          Consents. The Company shall have obtained in a timely fashion any and all consents, permits, approvals, registrations and waivers necessary for consummation of the purchase and sale of the Securities, all of which shall be and remain so long as necessary in full force and effect, provided that the Company shall use best efforts to obtain in a timely fashion any and all such consents, permits, approvals, registrations and waivers.

(e)                          Purchasers Deliverables. Such Purchaser shall have delivered its Purchaser Deliverables in accordance with Section 2.2(b).

(f)                            Termination. This Agreement shall not have been terminated as to such Purchaser in accordance with Section 6.17 herein.

ARTICLE 6

MISCELLANEOUS

6.1                               Fees and Expenses. Except as set forth in this Section 6.1, the Company and the Purchasers shall each pay the fees and expenses of their respective advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party in connection with the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied, and the reasonable fees of O’Melveny & Myers LLP, special counsel to certain of the Purchasers in connection with the sale and issuance of the Securities to the Purchasers.

6.2                               Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, the Company and the Purchasers will execute and deliver to the other such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

6.3                               Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section prior to 5:00 p.m., New York City time, on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 5:00 p.m., New York City time, on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service with next day delivery specified, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:	World Heart Corporation
4750 Wiley Post Way, Suite 120
Salt Lake City, UT 84116
Telephone No.: (801) 303-4361
Facsimile No.: (801) 355-7622
Attention: Morgan R. Brown

With a copy to:	Cooley Godward Kronish LLP
Five Palo Alto Square
3000 El Camino Real
Palo Alto, California 94306-2155
Telephone No.: (650) 843-5180
Facsimile No.: (650) 849-7400
Attention: Mark Weeks

If to a Purchaser:	To the address set forth under such Purchaser’s name on the signature page hereof;

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

With a copy to:	O’Melveny & Myers LLP
2765 Sand Hill Road
Menlo Park, California 94025
Telephone No.: (650) 473-2638
Facsimile No.: (650) 473-2601
Attention: Sam Zucker

6.4                               Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchasers holding or having the right to acquire a majority of the Shares and the Warrant Shares on a fully-diluted basis at the time of such amendment or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right. No consideration shall be offered or paid to any Purchaser to amend or consent to a waiver or modification of any provision of any Transaction Document unless the same consideration is also offered to all Purchasers who then hold Securities.

6.5                               Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

6.6                               Successors and Assigns. The provisions of this Agreement shall inure to the benefit of and be binding upon the parties and their successors and permitted assigns. This Agreement, or any rights or obligations hereunder, may not be assigned by the Company without the prior written consent of the Purchasers. Any Purchaser may assign its rights hereunder in whole or in part to any Person to whom such Purchaser assigns or transfers any Securities in compliance with the Transaction Documents and applicable law, provided such transferee shall agree in writing to be bound, with respect to the transferred Securities, by the terms and conditions of this Agreement that apply to the “Purchasers”.

6.7                               No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

6.8                               Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the New York Courts. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

6.9                               Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Securities for a period of one (1) year from the Closing Date. The agreements and covenants contained herein shall survive for the applicable statute of limitations.

6.10                        Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

6.11                        Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.12                        Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company and the Transfer Agent of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company and the Transfer Agent for any losses in connection therewith or, if required by the Transfer Agent, a bond in such form and amount as is required by the Transfer Agent. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities. If a replacement certificate or instrument evidencing any Securities is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

6.13                        Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation (other than in connection with any action for a temporary restraining order) the defense that a remedy at law would be adequate.

6.14                        Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, by a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

6.15                        Adjustments in Share Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof, each reference in any Transaction Document to a number of shares or a price per share shall be deemed to be amended to appropriately account for such event.

6.16                        Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. The decision of each Purchaser to purchase Securities pursuant to the Transaction Documents has been made by such Purchaser independently of any other Purchaser and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser and any of its agents or employees shall have any liability to any other Purchaser (or any other Person) relating to or arising from any such information, materials, statement or opinions. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment in the Securities or enforcing its rights under the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that each of the Purchasers has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Purchasers and not because it was required or requested to do so by any Purchaser. The Company’s obligations to each Purchaser under this Agreement are identical to its obligations to each other Purchaser other than such differences resulting solely from the number of Securities purchased by such Purchaser, but regardless of whether such obligations are memorialized herein or in another agreement between the Company and a Purchaser.

6.17                        Termination. This Agreement may be terminated and the sale and purchase of the Shares and the Warrants abandoned at any time prior to the Closing by either the Company or any Purchaser listed on Annex A hereto (with respect to itself only), upon written notice to the other, if the Closing has not been consummated on or prior to 5:00 p.m., New York City time, on the Outside Date;  provided, however, that the right to terminate this Agreement under this Section 6.17 shall not be available to any Person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time. Nothing in this Section 6.17 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other

Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents. In the event of a termination pursuant to this Section, the Company shall promptly notify all non-terminating Purchasers. Upon a termination in accordance with this Section, the Company and the terminating Purchaser(s) shall not have any further obligation or liability (including arising from such termination) to the other, and no Purchaser will have any liability to any other Purchaser under the Transaction Documents as a result therefrom.

6.18        Rescission and Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Purchaser exercises a right, election, demand or option owed to such Purchaser by the Company under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then, prior to the performance by the Company of the Company’s related obligation, such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

6.19        Conflict Waiver.  Each party to this Agreement acknowledges that Cooley Godward Kronish LLP (“Cooley”), outside general counsel to the Company, has in the past performed and is or may now or in the future represent one or more Purchasers or their affiliates in matters unrelated to the transactions contemplated by this Agreement (the “Financing”), including representation of such Purchasers or their affiliates in matters of a similar nature to the Financing.  The applicable rules of professional conduct require that Cooley inform the parties hereunder of this representation and obtain their consent.  Cooley has served as outside general counsel to the Company and has negotiated the terms of the Financing solely on behalf of the Company.  The Company and each Purchaser hereby (a) acknowledge that they have had an opportunity to ask for and have obtained information relevant to such representation, including disclosure of the reasonably foreseeable adverse consequences of such representation; (b) acknowledge that with respect to the Financing, Cooley has represented solely the Company, and not any Purchaser or any stockholder, director or employee of the Company or any Purchaser; and (c) gives its informed consent to Cooley’s representation of the Company in the Financing.

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

WORLD HEART CORPORATION

By:	/s/ Morgan R. Brown
Name:	Morgan R. Brown
Title:	Chief Financial Officer

THE PURCHASERS:
NAME OF PURCHASER: Special Situations Fund III QP, L.P.

	By:	/s/ Austin Marxe
Name: Austin Marxe
Title: Managing Director

Aggregate Purchase Price (Subscription Amount):
$860,153.00

Number of Shares to be Acquired: 167,020

Underlying Shares Subject to Warrants: 334,040
(the number of Shares to be acquired)

Tax ID No.: 13-3737427

Address for Notice:

527 Madison Avenue, Suite 2600
New York, New York 10022

Telephone No.: 212-319-6625

Email:

Attention: Austin Marxe / Marianne Kelly

Delivery Instructions:
(if different than above)

c/o

Street:

City/State/Zip:

Attention:

Telephone No.:

NAME OF PURCHASER: Special Situations Cayman Fund, L.P.

	By:	/s/ Austin Marxe
Name: Austin Marxe
Title: Managing Director

Aggregate Purchase Price (Subscription Amount):
$312,424.75
Number of Shares to be Acquired: 60,665

Underlying Shares Subject to Warrants: 121,300
(the number of Shares to be acquired)

Tax ID No.: 98-0132442

Address for Notice:

527 Madison Avenue, Suite 2600
New York, New York 10022

Telephone No.: 212-319-6625

Email:

Attention: Austin Marxe / Marianne Kelly

(if different than above)

c/o

Street:

City/State/Zip:

Attention:

Telephone No.:

NAME OF PURCHASER: Special Situations Private Equity Fund, L.P.

	By:	/s/ Austin Marxe
Name: Austin Marxe
Title: Managing Director

Aggregate Purchase Price (Subscription Amount):
$312,424.75

Number of Shares to be Acquired: 60,665

Underlying Shares Subject to Warrants: 121,300
(the number of Shares to be acquired)

Tax ID No.: 13-3916551

Address for Notice:

527 Madison Avenue, Suite 2600
New York, New York 10022

Telephone No.: 212-319-6625

Email:

Attention: Austin Marxe / Marianne Kelly

(if different than above)

c/o

Street:

City/State/Zip:

Attention:

Telephone No.:

NAME OF PURCHASER: Special Situations Life Sciences Fund, L.P.

	By:	/s/ Austin Marxe
Name: Austin Marxe
Title: Managing Director

Aggregate Purchase Price (Subscription Amount):
$515,000

Number of Shares to be Acquired: 100,000

Underlying Shares Subject to Warrants: 200,000
(the number of Shares to be acquired)

Tax ID No.: 56-2514791

Address for Notice:

527 Madison Avenue, Suite 2600
New York, New York 10022

Telephone No.: 212-319-6670

Email:

Attention: Austin Marxe / Marianne Kelly

(if different than above)

c/o

Street:

City/State/Zip:

Attention:

Telephone No.:

NAME OF PURCHASER

VENROCK ASSOCIATES V. L.P.
By: Venrock Management V, LLC
Its: General Partner

VENROCK PARTNERS V, L.P.
By: Venrock Partners Management V, LLC
Its: General Partner

VENROCK ENTREPRENEURS FUND V, L.P.
By: VEF Management V, LLC
Its: General Partner

By:	/s/ David L. Stepp
David L. Stepp
Authorized Signatory

ADDRESS FOR NOTICE

Venrock
3340 Hillview Avenue
Palo Alto, CA 94304

Attention:	David L. Stepp
Tel: 650-475-3734

Aggregate Purchase Price (Subscription Amount): $2,000,002.5.

Number of Shares to be Acquired: 388,350

Underlying Shares Subject to Warrants: 776,700 (the number of Shares to be acquired)

Tax ID Numbers:

Venrock Associates V	41-2236453
Venrock Partners V	20-8536996
Venrock Entrepreneurs Fund V	20-8536980

NAME OF PURCHASER: NEW LEAF VENTURES II, L.P.

By: New Leaf Venture Associates II, L.P.
Its: General Partner

By: New Leaf Venture Management II, L.L.C.
Its: General Partner

	By:	/s/ Craig L. Slutzkin
	Name:	Craig L. Slutzkin
	Title:	Chief Financial Officer

Aggregate Purchase Price (Subscription Amount):
$2,000,002.50

Number of Shares to be Acquired: 388,350

Underlying Shares Subject to Warrants: 776,700
(the number of Shares to be acquired)

Tax ID No.: 32-0214549

Address for Notice:

New Leaf Vnetures II, L.P.
c/o New Leaf Venture Partners, L.L.C.
7 Times Square, Suite 3502
New York, NY 10036

Telephone No.: 646-871-6420

Email: craig@nlvpartners.com

Attention: Craig L. Slutzkin

Delivery Instructions:
(if different than above)

c/o

Street:

City/State/Zip:

Attention:

Telephone No.:

	NAME OF PURCHASER:	SRB Greenway Opportunity Fund, L.P.

By: SRB Management, L.P., General Partner

By: BC Advisors, L.L.C., General Partner

	By:	/s/ Steven R. Becker
Steven R. Becker, Member

Aggregate Purchase Price (Subscription Amount): $44,001.60

Number of Shares to be Acquired: 8,544

Underlying Shares Subject to Warrants: 17,088 (the number of Shares to be acquired)

Tax ID No.: 26-3495172

Address for Notice:

SRB Greenway Opportunity Fund, L.P.
300 Crescent Court, Suite 1111
Dallas, TX 75201
Tel: 214-756-6016
Fax: 214-756-6079
Attention: Steve Becker (steve@greenwaycapital.com)
(if different than above)

c/o

Street:

City/State/Zip:

Attention:

Telephone No.:

	NAME OF PURCHASER:	SRB Greenway Opportunity Fund (QP), L.P.

By: SRB Management, L.P., General Partner

By: BC Advisors, L.L.C., General Partner

	By:	/s/ Steven R. Becker
Steven R. Becker, Member

Aggregate Purchase Price (Subscription Amount): $355,998.90

Number of Shares to be Acquired: 69,126

Underlying Shares Subject to Warrants: 138,252 (the number of Shares to be acquired)

Tax ID No.: 26-3604733

Address for Notice:

SRB Greenway Opportunity Fund (QP), L.P.
300 Crescent Court,Suite 1111
Dallas, TX 75201
Tel: 214-756-6016
Fax: 214-756-6079
Attention: Steve Becker (steve@greenwaycapital.com)

(if different than above)

c/o

Street:

City/State/Zip:

Attention:

Telephone No.:

NAME OF PURCHASER: Solar Group S.A.

	By:	/s/ Evelyn Todd
Name: Evelyn Todd
Title: Secretary

Aggregate Purchase Price (Subscription Amount):
$500,003.20

Number of Shares to be Acquired: 97,088

Underlying Shares Subject to Warrants: 194,176
(the number of Shares to be acquired)

Tax ID No.:

Address for Notice:

14 Cam Den North Road
Paget, Bermuda DV-03

Telephone No.: 441-234-2326

Email: jjtodd@northrock.bm

Attention: JJ Todd

Delivery Instructions:
(if different than above)

c/o

Street:

City/State/Zip:

Attention:

Telephone No.:

NAME OF PURCHASER: Richard H. & Catherine F. Osgood
TTEES FOR THE OSGOOD FAMILY
TRUST UAD 4/14/2000

	By:	/s/ Richard H. Osgood
Name: Richard H. Osgood
Title: Richard H. Osgood, Trustee

Aggregate Purchase Price (Subscription Amount):
$100,002.70

Number of Shares to be Acquired: 19,418

Underlying Shares Subject to Warrants: 38,836
(the number of Shares to be acquired)

Tax ID No.:

Address for Notice:

One Bush Street #1700

San Francisco, CA 94104

Telephone No.: 415-274-6833

Email: rick.osgood@wedbush.com

Attention: Rick Osgood

Delivery Instructions:
(if different than above)

c/o

Street:

City/State/Zip:

Attention:

Telephone No.:

NAME OF PURCHASER: Cougar Trading LLC

	By:	/s/ Emanuel E. Geduld
Name: Emanuel E. Geduld
Title: Sr. Managing Member

Aggregate Purchase Price (Subscription Amount):
$100,425.00

Number of Shares to be Acquired: 19,500

Underlying Shares Subject to Warrants: 39,000
(the number of Shares to be acquired)

Tax ID No.: 26-0040893

Address for Notice:

Carl J. Bennett
Cougar Trading LLC
1370 Avenues of the Americas
New York, NY 10019

Telephone No.: 212-702-0693

Email: cbennett@cougartrading.com

Attention: Carl J. Bennett

Delivery Instructions:
(if different than above)

c/o

Street:

City/State/Zip:

Attention:

Telephone No.:

NAME OF PURCHASER: Iroquois Master Fund Ltd.

	By:	/s/ Joshua Silverman
Name: Joshua Silverman
Title: Authorized Signer

Aggregate Purchase Price (Subscription Amount):
$206,000.00

Number of Shares to be Acquired: 40,000

Underlying Shares Subject to Warrants: 80,000
(the number of Shares to be acquired)

Tax ID No.: 98-0445485

Address for Notice:

641 Lexington Avenue, 26th Floor

New York, NY 10022

Telephone No.: 212-924-3070

Email: jsilvermant@icfund.com

Attention: Josh Silverman

Delivery Instructions:
(if different than above)

c/o

Street:

City/State/Zip:

Attention:

Telephone No.:

Name	Aggregate Purchase Price (Subscription Amount)	Number of Shares to be Acquired	Underlying Shares Subject to First Warrant	Underlying Shares Subject to Second Warrant
COUGAR TRADING LLC	$100,425.00	19,500	19,500	19,500
IROQUOIS MASTER FUND LTD.	$206,000.00	40,000	40,000	40,000
NEW LEAF VENTURES II, L.P.	$2,000,002.50	388,350	388,350	388,350
OSGOOD FAMILY TRUST UAD 4/14/2000	$100,002.70	19,418	19,418	19,418
SOLAR GROUP S.A.	$500,003.20	97,088	97,088	97,088
SPECIAL SITUATIONS FUND III QP, L.P.	$860,153.00	167,020	167,020	167,020
SPECIAL SITUATIONS CAYMAN FUND, L.P.	$312,424.75	60,665	60,665	60,665
SPECIAL SITUATIONS PRIVATE EQUITY FUND, L.P.	$312,424.75	60,665	60,665	60,665
SPECIAL SITUATIONS LIFE SCIENCES FUND, L.P.	$515,000.00	100,000	100,000	100,000
SRB GREENWAY OPPORTUNITY FUND, L.P.	$44,001.60	8,544	8,544	8,544
SRB GREENWAY OPPORTUNITY FUND (QP), L.P.	$355,998.90	69,126	69,126	69,126
VENROCK ASSOCIATES V, L.P.	$1,804,601.20	350,408	350,408	350,408
VENROCK PARTNERS V, L.P.	$153,001.35	29,709	29,709	29,709
VENROCK ENTREPRENEURS FUND V, L.P.	$42,399.95	8,233	8,233	8,233
Total	$7,306,438.90	1,418,726	1,418,726	1,418,726

EXHIBITS:

A-1:	Form of First Warrant
A-1:	Form of Second Warrant
B:	Form of Registration Rights Agreement
C-1:	Accredited Investor Questionnaire
C-2:	Stock Certificate Questionnaire
D:	Irrevocable Transfer Agent Instructions
E:	Form of Officer’s Certificate
F:	Form of Compliance Certificate
G:	Purchaser’s Certificate of Subsequent Sale

EXHIBIT A-1

FORM OF FIRST WARRANT

EXHIBIT A-2

FORM OF SECOND WARRANT

EXHIBIT B

FORM OF REGISTRATION RIGHTS AGREEMENT